Exhibit 5.1


              [LETTEHEAD OF NELSON MULLINS RILEY & SCARBOROUGH LLP]





                               September 17, 2001

HCSB Financial Corporation
PO Box 218
5009 Broad Street
Loris, South Carolina  29569-0218

                  Re:      Registration Statement on Form S-2

Ladies and Gentlemen:

We have acted as counsel to HCSB Financial Corporation (the "Company") in connection with the filing of a Registration Statement on Form S-2 (the "Registration Statement"), under the Securities Act of 1933, covering the offering of up to 500,000 shares (the "Shares") of the Company's Common Stock, par value $.01 per share. In connection therewith, we have examined such corporate records, certificates of public officials, and other documents and records as we have considered necessary or proper for the purpose of this opinion. In our examination, we have assumed the completeness and authenticity of any document submitted to us as an original, the completeness and conformity to the originals of any document submitted to us as a copy, the authenticity of the originals of such copies, the genuineness of all signatures, and the legal capacity and mental competence of natural persons.

         The opinions set forth herein are limited to the laws of the State of South Carolina and applicable federal laws.

         Based on the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that the Shares, when issued and delivered as described in the Registration Statement (in the form declared effective by the Securities and Exchange Commission), will be legally issued, fully paid, and nonassessable.

         This opinion is being rendered to be effective as of the effective date of the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.



                                  NELSON MULLINS RILEY & SCARBOROUGH, L.L.P.

                                  By: /s/ Neil E. Grayson
                                     -----------------------------------------
                                        Neil E. Grayson